UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2010

November 17, 2010

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of China North East Petroleum Holdings Limited (the “Company,” “we” or “our”), which will be held at our corporate offices at Foster Mansion, 85 Pu Jiang Road, Suite 1413, Nang Gang, Harbin, People’s Republic of China 150010, on Wednesday, December 15, 2010, at 10:00 a.m. (China Time).

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. There are two specific items for which you are being asked to vote on the election of five (5) directors to the Board of Directors of the Company.  Your Board of Directors recommends that you vote “FOR” the five (5) individuals nominated. Included with the proxy statement is a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2009. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets and products.

You can vote by signing and returning the enclosed proxy card in the postage prepaid envelope provided or via facsimile. Returning the proxy card by mail or by facsimile will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about how to vote by proxy. Please read it carefully.

We hope that you can attend the Annual Meeting. You will be required to present photo identification to gain admission to the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by one of the methods provided. Any stockholder attending the Annual Meeting may vote in person, even if that stockholder has returned a proxy. Your vote is important, whether you own a few shares or many.

If you have questions concerning the Annual Meeting or your stock ownership, please call our Corporate Secretary Chao Jiang in our New York office at (212) 307-3568. Thank you for your continued support of China North East Petroleum Holdings Limited.

Very truly yours,

/s/Jingfu Li
Jingfu Li
Acting Chief Executive Officer

This document is dated November 17, 2010 and is being first mailed to stockholders of China North East Petroleum Holdings Limited on or about November 22, 2010.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2010

November 17, 2010

To the Stockholders of

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED:

NOTICE IS HEREBY given that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of China North East Petroleum Holdings Limited (the “Company”) will be held at our corporate offices at Foster Mansion, 85 Pu Jiang Road, Suite 1413, Nang Gang, Harbin, People’s Republic of China 150010, on Wednesday, December 15, 2010, at 10:00 a.m. (China Time) to elect five (5) members of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2011, and until their successors are duly elected and qualified.

More information about this business item is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at an adjournment or postponement of such meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Very truly yours,

/s/Jingfu Li
Jingfu Li
Acting Chief Executive Officer

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS INSTRUCTED.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held December 15, 2010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
PROXY STATEMENT FOR 2010ANNUAL MEETING OF STOCKHOLDERS

GENERAL

These proxy materials are furnished to you for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, December 15, 2010 at 10:00 a.m. (China Time), or at any postponement or adjournment of the Annual Meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at Foster Mansion, 85 Pu Jiang Road, Suite 1413, Nang Gang, Harbin, People’s Republic of China 150010. Stockholders are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

Copies of this proxy statement and of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 have been furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of common stock of the Company held in their names. The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, is also available from the Company, without charge, upon request made in writing to the Company’s Corporate Secretary, Chao Jiang at 445 Park Avenue, New York, NY 10022. Your attention is directed to the financial statements and Management’s Discussion and Analysis in such annual report, which provides additional important information concerning the Company. This proxy statement and the related proxy forms are being first mailed to stockholders of China North East Petroleum Holdings Limited on or about November 22, 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:           What is the purpose of the Annual Meeting?

A:           To vote on the following proposals:

•	To elect five (5) members of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2011, and until their successors are duly elected and qualified;

•	To transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:           What are the Board of Directors’ recommendations?

A:           The Board recommends a vote:

FOR the election of the five (5) nominees as directors;

FOR or AGAINST other matters that properly come before the Annual Meeting as the proxy holders deem advisable.

Q:           Who is entitled to vote at the meeting?

A:           Stockholders Entitled to Vote.  Stockholders who our records show owned shares of China North East Petroleum Holdings of the close of business on November 5, 2010 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, we had a total of 29,604,860 shares of Common Stock issued and outstanding, which were held of record by 94 stockholders. The stock transfer books will not be closed between the Record Date and the date of the meeting. Each share of China North East Petroleum Holdings Limited Common Stock Stock is entitled to one vote.

Registered Stockholders. If your shares are registered directly in your name with China North East Petroleum Holdings Limited’s transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you by China North East Petroleum Holdings Limited. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:           Can I attend the meeting in person?

A:           You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of November 5, 2010. In addition, you will be required to present photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting.

Q:           How can I vote my shares?

A:           Registered Stockholders:  Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

By Mail. Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided; or

By Fax. Complete, sign and date the enclosed proxy card and fax to Interwest Transfer Co., Inc. at (801) 277-3147.

Please note that voting facilities for registered stockholders will close at 5:00 p.m. Pacific Time on December 14, 2010.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Based on the instructions provided by the broker, bank or other holder of record of their shares, street name stockholders may generally vote by one of the following methods:

By Mail. You may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information forwarded by your bank, broker or other holder of record to determine whether you may vote by mail or fax, and follow the instructions on the voting instruction card or other information provided by the record holder; or

In Person with a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:           If I sign a proxy, how will it be voted?

A:           When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the above recommendations of our Board of Directors. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:           What should I do if I get more than one proxy or voting instruction card?

A:           Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive a separate voting instruction card for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one proxy card. You should sign and return all proxies and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted.

Q:           Can I change my vote?

A:           You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a stockholder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary, Chao Jiang, at our principal executive office in writing before the proxy holders vote your shares, or (iii) deliver later dated and signed proxy instructions before the proxy holders vote your shares.

Q:           What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:           You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

Q:           How are votes counted?

A:           The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented in person or by proxy at the meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold shares of China North East Petroleum Holdings Limited common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” All shares of the Company’s common stock represented at the Annual Meeting, including broker non-votes and abstentions, will be counted for purposes of determining the presence of a quorum.

Q:           Who will tabulate the votes?

A:           The Company will designate Interwest Transfer Co., Inc. as the Inspector of Election who will tabulate the votes.

Q:           Who is making this solicitation?

A:           This proxy is being solicited on behalf of the Company’s Board of Directors.

Q:           Who pays for the proxy solicitation process?

A:           China North East Petroleum Holdings Limited will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We do not plan to retain a solicitor to assist with the solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:           May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:           You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our bylaws. In order for a stockholder proposal to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2010 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than 5:00 p.m. (U.S. Eastern Standard Time) not less than the 120th calendar day prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, stockholder proposals intended to be presented in our proxy materials for the 2010 Annual Meeting must be received by the Company’s Corporate Secretary, on or before July 25, 2011, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Q:           How do I obtain a separate set of proxy materials or request a single set for my household?

A:           If you share an address with another stockholder and have the same last name, you will receive only one set of proxy materials (including our annual report on Form 10-K and proxy statement). If you wish to receive a separate proxy statement at this time, please request the additional copy by contacting our transfer agent, Interwest Transfer Co., Inc. by telephone at (801) 272-9294, or by facsimile at (801) 277-3147.

You may also request to receive a separate annual report and a separate proxy statement by contacting our Corporate Secretary Chao Jiang at our New York officer at 445 Park Avenue New York, NY 10022, (212) 307-3568, by email at chao.jiang@cnepetroleum.com.  A copy of the annual report and proxy statement is also available on the internet at http://www.shareholdermaterial.com/nep.

Q:           What if I have questions about lost stock certificates or need to change my mailing address?

A:           You may contact our transfer agent Interwest Transfer Co., Inc., by telephone at (801) 272-9294 or by facsimile at (801) 277-3147, if you have lost your stock certificate or need to change your mailing address.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors is presently composed of Five (5) members: Edward Rule, Wang Hongjun, Jingfu Li, Ruishi Hu, and Yau-Sing Tang. Mr. Rule serves as Chairman of the Board of Directors.

During the fiscal year ended December 31, 2009, the Board of Directors met ten times and took action by written consent on four occasions. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served. The Company encourages, but does not require, its Board members to attend the annual stockholder meeting. All of the Company’s directors attended the 2009 Annual Meeting.

Information about the Directors and Nominees

Set forth below is information regarding our directors and the nominees as of November 5, 2010:

Name	Age	Position	Director Since
Edward M. Rule	62	Chairman of the Board	2008
Hongjun Wang	38	Director	2004
Jingfu Li	60	Director	2008
Ruishi Hu	59	Director	2008
Yau-Sing Tang	48	Director	2010

Edward M. Rule was appointed to the Company’s Board on May 27, 2008 and as Chairman of the Board on May 23, 2010. Mr. Rule is Chairman of TDR Capital International Limited, a Hong Kong based financial services house. Most of his career has been spent in China, initially as a diplomat and subsequently as an investment banker with the Standard Chartered Group and private equity professional with the $800 million Asian Infrastructure Fund. He is a graduate in Chinese language of the University of Melbourne and the Australian National University. He speaks Mandarin Chinese and Cantonese. He has been director of several listed companies in Hong Kong and Australia.

Hongjun Wang has served as Chairman, President and CEO of the Company since May 2004, following completion of the share exchange transaction with Hong Xiang. Mr. Wang has over 15 years experience in the business management and oil industry experience. Before he joined the company, Mr. Wang worked for Jilin Oil Field and Drilling Company as an Executive with the responsibility of overseeing operations and coordinating various projects. Mr. Wang resigned as Chairman of the Board on May 23, 2010 and is currently on administrative leave as the Company’s President and CEO.

Jingfu Li was appointed to the Company’s Board on May 27, 2008 and as Acting CEO on May 23, 2010. Mr. Li is the Chairman and top representative of Joint Management Committee of Qian Guo County Longhai Petroleum & Natural Gas Co., Ltd. and was appointed to that position by Petro China’s Jilin branch in 2005.  Mr. Li has been in the petroleum industry since 1970.  In his extensive career he has served as Vice Monitor for Jiang Han Oil Field’s comprehensive logging team, Secretary of Command Department of Petroleum Hui Zhan in Jilin Province, Vice President of Jilin Oilfield Exploration and Development Research Institute.  From 1995 to 2002, Mr. Li was appointed by PetroChina’s Jilin branch to serve as General Manger of management and production operation of oil exploitation of Jilin Jiyuan Petroleum & Natural Gas Development Co. Ltd.  From 2002 to 2005, Mr. Li, served as Project Manager of Song Yua City Qian Yuan Oil & Gas Development Co., Ltd. also by appointment by PetroChina’s Jilin branch. Mr. Li received his bachelor’s degree from Chang Chun Geology Institute in Jilin, China.

Ruishi Hu was appointed to the Company’s board on June 28, 2010.  Mr. Hu has over 30 years of experience in the petroleum industry in China.  Since 2009 Mr. Hu has been serving as a director of Qianguo County Mongolia Autonomous Petroleum Development Company, a joint venture established by PetroChina Company Limited (“PetroChina”) Jilin Branch and the government of Qianguo County. From 2007 to 2009, Mr. Hu served as the chief representative of PetroChina to the Company’s subsidiary, Song Yuan City Yu Qiao Oil and Gas Development Limited Corporation. From 2004 to 2007, Mr. Hu served as a director of Songyuan City Jingyuan Petroleum Development Company, a joint venture established by PetroChina Jilin Branch and Beijing National Economic Council. Prior to 2004, Mr. Hu had served in management capacity with Jilin Petroleum Group Drilling Technology Research Institute and Jilin Oilfield Administration Bureau.

Yau-Sing Tang was appointed to the Company’s Board on August 9, 2010.  Mr. Tang is the Chief Financial Officer and Controller of China Agritech, Inc. which is listed on NASDAQ Global Market under the symbol “CAGC,” and has served in that capacity since October 22, 2008. Prior to that from April 2008 to September 2008, Mr. Tang was the director of AGCA CPA Limited, a CPA firm in Hong Kong. From August 2006 to March 2008, Mr. Tang served as financial controller of Carpenter Tan Holdings Ltd., a company listed on The Stock Exchange of Hong Kong Limited. Prior to that, he was the founder and managing director of AGCA CPA, Limited from January 2006 to July 2006. From April 2003 to December 2005, he was executive director and chief financial officer of China Cable & Communication, Inc., which is quoted on the Pink Sheets under the symbol CCCI.PK. Mr. Tang received his Bachelor of Social Sciences (Honors) degree from the University of Hong Kong in 1986. He is a fellow of the Association of Chartered Certified Accountants in the U.K. and the Hong Kong Institute of Certified Public Accountants. He is also a member of the Institute of Chartered Accountants in England and Wales and the Taxation Institute of Hong Kong.

Director Independence

Our Board of Directors consists of five members.  The Company has adopted the independence standards promulgated by NYSE Amex LLC. Based on these standards, the Board has determined that all of the members of the Board of Directors, except for Messrs. Wang and Li are “independent” as defined under the listing standards for NYSE Amex LLC. The three independent directors are Edward Rule, Ruihi Hu and Yau-Sing Tang.

Board Leadership Structure

The Board of Directors believes that Mr. Rule’s service as Chairman of the Board is in the best interest of the Company and its stockholders. Mr. Rule possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Corporate Governance Matters

Board of Directors

We have five members serving on our Board of Directors, of which a majority are independent directors. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. During the fiscal year ended December 31, 2009, the Board of Directors met ten times and took action by written consent on four occasions. All of the directors participated in the board meetings. Each director is expected to participate, either in person or via teleconference, in meetings of our Board of Directors and meetings of committees of our Board of Directors in which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting.

Director Qualifications

In general, we seek directors:

·	with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses;
·	who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion;
·	who have an understanding of China and the ability to communicate in Mandarin Chinese; and
·	who have the ability and commitment to devote significant time and energy to service on the Board and its committees.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics: (i) Mr. Wang, as founder and key operational manager of the Company has significant expertise in the business operations of the Company, including production operations, corporate strategy and general management roles; (ii) Mr. Rule, Mr. Hu and Mr. Tang have significant executive level and board experience throughout his career in leading high growth and established companies and investment funds, speak, read and write Mandarin Chinese, have an interest in and knowledge of Chinese management practices, and each brings substantial financial and corporate strategy knowledge, experience and training, including experience with SEC reporting, to their roles as directors; and (iii) Mr. Li is an experienced petroleum industry executive based in Jilin Province who has extensive finance and operational knowledge, experience and training from his lengthy career with PetroChina.

Risk Oversight

The Board of Directors is responsible for the oversight of risk management related to the company and its business and accomplishes this oversight through regular reporting by the Audit Committee. The Audit Committee assists the Board by periodically reviewing the accounting, reporting and financial practices of the company, including the integrity of our financial statements, the surveillance of administrative and financial controls and the company’s compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance and internal audit functions, the Audit Committee reviews and discusses significant areas of our business, including operational management practices, internal controls, accounting policies and procedures and summarizes for the Board of Directors areas of risk and the appropriate mitigating factors.

Code of Ethics

A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Ethics, however, we have adopted a code of ethics that applies to our principal executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of ethics will be provided to any person without charge, upon written request, a copy of such code of ethics by sending such request to us at our principal office.

Committees of the Board of Directors

On June 2, 2008 the Company formed the Audit and Compensation Committees and on August 5, 2008 the Company formed the Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which can be found on our website at www.cnepetroleum.com. All members of the Audit Committee and a majority of the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors within the meaning set forth in the listing standards for NYSE Amex LLC.

Audit Committee

Messrs. Rule, Hu and Tang serve on the audit committee of the Board of Directors.  The audit committee oversees our financial reporting process on behalf of the board of directors. The committee’s responsibilities include the following functions:

•	approve and retain the independent auditors to conduct the annual audit of our books and records;

•	review the proposed scope and results of the audit;

•	review and pre-approve the independent auditors’ audit and non-audited services rendered;

•	approve the audit fees to be paid;

•	review accounting and financial controls with the independent auditors and our internal auditors and financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	meeting separately and periodically with management and our internal auditor and independent auditors; and

The Audit Committee operates under a written charter. Mr. Tang serves as the Chairman of our Audit Committee.

Our Board of Directors has determined that Mr. Tang qualifies as an “audit committee financial expert” and that all three members of the Audit Committee are “independent,” in each case as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended. We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

In the fiscal year 2009 the Audit Committee has held 8 meetings and the attendance rates for all committee members are 100%.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management, and the Chair of the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.” Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009, be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Yau-Sing Tang
Ruishi Hu
Edward Rule

Compensation Committee

The Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers. The Committee consists of Messrs. Rule (Chairman). Its responsibilities include the following functions:

•
reviewing and recommending policy relating to the compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations;

•
administering our benefit plans and the issuance of stock options and other awards under our stock plans; and reviewing and establishing appropriate insurance coverage for our directors and executive officers;

•
recommending the type and amount of compensation to be paid or awarded to members of our board of directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards; and

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers.

In the fiscal year 2009 the Compensation Committee has held 8 meetings and the attendance rates for all committee members are 100%.

Compensation Committee Interlocks and Insider Participation

In June 2008, Messrs. Rule, Wang and Li were appointed to serve on the compensation committee of the Board of Directors.  Mr. Rule serves as Chair of the compensation committee. The Compensation Committee is responsible for making recommendations to the board concerning salaries and incentive compensation for our officers and employees and administers our stock option plans.  Other than Mr. Wang, no person who serves on the Compensation Committee is an officer or employee of the Company or has a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Further, no interlocking relationship exists between any of our executive officer and any member of any other company’s board of directors or compensation committee.

Nominating Committee

In August 2008, Messrs. Rule, Wang and Li were appointed to serve on the nominating committee of the Board of Directors.  Mr. Li serves as Chair of the Nominating Committee. The Nominating Committee is responsible for identifying potential candidates to serve on our board and its committees. The committee’s responsibilities include the following functions:

•	making recommendations to the board regarding the size and composition of the board;

•	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

•	establishing procedures for the nomination process;

•	advising the board periodically with respect to corporate governance matters and practices, including periodically reviewing corporate governance guidelines to be adapted by the board; and

•	establishing and administering a periodic assessment procedure relating to the performance of the board as a whole and its individual members.

 In the fiscal year 2009 the Nominating Committee has held 8 meetings and the attendance rates for all committee members are 100%.

Director Compensation

The following Director Compensation Table summarizes the compensation of our directors for services rendered to the Company during the year ended December 31, 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hongjun Wang	0	0	48,700	0	0	0	48,700
Robert Bruce (2)	45,500	0	68,019	0	0	0	113,519
Edward Rule	40,500	0	68,019	0	0	0	108,519
Jingfu Li	32,500	0	68,019	0	0	0	100,519
Guizhi Ju (3)	0	0	0	0	0	0	0
 (1) All compensation is paid in U.S. Dollars
 (2) Resigned as director on August 8, 2010.
 (3) Appointed as director on November 20, 2009 and resigned on May 23, 2010.

For 2009, the non-employee directors will each receive annual cash compensation of $20,000 paid on a quarterly basis. Each director will also receive $1,000 for each meeting attended in person or by telephone, except for directors who reside outside of Jilin or Heilongjiang provinces will receive $5,000 for each meeting attended in person held at the Company’s principal office.  The Chairman of the audit committee will receive an additional annual cash compensation of $5,000, paid on a quarterly basis.

In addition to cash compensation, each director will receive an option to purchase up to 20,000 shares of the Company common stock, with 25% of the options vesting upon grant and 25% vesting every three months thereafter.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 11, 2010 regarding the beneficial ownership of stock by (a) each stockholder who is known by the Company to own beneficially in excess of 5% of the Company’s outstanding stock; (b) each director; (c) each of our officers named in the Summary Compensation Table (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock (the only class of outstanding stock), except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 29,504,860 shares of common stock outstanding, as of October 11, 2010.

Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class (2)
Officers and Directors
Hong Jun Wang	6,982,000	23.6
Zhang Yang (3)	70,000	*
Robert Bruce (4)	40,000	*
Edward Rule (5)	40,000	*
Jingfu Li (6)	40,000	*
Chao Jiang	20,000	*
Guizhi Ju (7)	-0-	*
Ruishi Hu (8)	-0-	*
Yau-Sing Tang (9)	-0-	*
Shaohui Chen (10)	-0-	*
All Officers and Directors as a Group (7 Persons)	7,192,000	24.3

5% Beneficial Owners
Lotusbox Investments Limited(11) 137, telok Ayer Street #04-04/05 Singapore 068602	2,600,000	8.8

* Less than one percent
(1)	Unless otherwise indicated, the address of the stockholders is 445 Park Avenue, New York, NY 10022.
(2)
Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Comission pursuant to information made known by the Company. There are no shares issuable to any beneficial owner, director or executive officer pursuant to stock options that are/or will become exercisable within 60 days October 11, 2010.

(3)	Resigned as Chief Financial Officer as of May 23, 2010
(4)
Includes 40,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of October 11, 2010.  Mr. Bruce resigned as Director and Chairman of Audit Committee on August 8, 2010.

(5)	Includes 40,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of October 11, 2010.
(6)	Includes 20,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of October 11, 2010.
(7)	Resigned as director as of May 23, 2010
(8)	Appointed as director as of June 28, 2010
(9)	Appointed as director as of August 9, 2010
(10)	Appointed as acting Chief Financial Officer September 30, 2010
(11)
Includes 867,438 shares of common stock and 1,732,562 shares of common stock issuable upon exercise of warrants that are exercisable. Harmony Investment Fund Limited, through its directors Suresh Withana and John Robert Nicholls, has shared voting and dispositive rights over the securities held by Lotusbox Investments Limited.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors currently consists of five (5) directors. At each annual meeting of stockholders, directors are elected annually and until their respective successors are duly qualified and elected to succeed those directors whose terms expire on the annual meeting dates or such earlier date of resignation or removal.

Board Independence

The Board of Directors has determined that all of its current directors, including all directors standing for reelection, except for Messrs. Wang and Li, are independent directors within the meaning set forth in the listing standards for NYSE Amex LLC, as currently in effect.

Nominees

The Board of Directors approved Edward Rule, Wang Hongjun, Jingfu Li, Ruishi Hu and Yau-Sing Tang will serve as directors until our annual meeting in 2011, and until a successor is qualified and elected or earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Information about the Directors and Nominees” on page 5 of this Proxy Statement for information concerning our incumbent directors standing for re-election.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees set forth above. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

THE MEMBERS OF YOUR BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ELECTION OF THESE NOMINEES.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers (except for Mr. Wang whose biographical information is set forth under “Information about the Directors and Nominees”).

Name	Age	Position
Hongjun Wang(1)	38	President and Chief Executive Officer
Jingfu Li(2)	60	Acting Chief Executive Officer
Shaohui Chen(3)	31	Acting Chief Financial Officer
Andrew Kan(4)	33	Acting Chief Financial Officer
Yang Zhang(5)	28	Chief Financial Officer

(1) Mr. Wang resigned as Chairman of the Board on May 23, 2010 and has been on administrative leave as President and CEO as of May 23, 2010.
(2) Mr. Li was appointed as the Acting CEO on May 23, 2010.
(3) Mr. Chen was appointed as CFO on September 30, 2010.
(4) Mr. Kan served as Acting CFO from May 23, 2010 to September 30, 2010.
(5) Mr. Zhang resigned as the CFO on May 23, 2010.

Shaohui Chen Prior or joining the Company, Mr. Chen served as CFO of Acorn Technology Corporation since 2006.  Mr. Chen concurrently served as Director of Finance at MVP RV Inc. since 2008. In addition, Mr. Chen has advised Chinese companies on a variety of subjects including doing business in the US, merging with US public companies, corporate re-structuring, due diligence, auditing, and complying with U.S. public market standards. Mr. Chen is also experienced at promoting U.S. companies into Chinese markets through direct foreign investments, joint-ventures, co-manufacturing agreements, licensing agreements, and technology transfers.

Andrew Kan is a manager of the Forensic Accounting Department at John Lees & Associates Limited in Hong Kong and has held that position since June 2009.  Between June 2009 and August 2005, Mr. Kan served as the Assistant Manager of Forensics Services at Ferrier Hodgson Limited in Hong Kong.  Prior to joining Ferrier Hodgson, Mr. Kan had 5 years of experience engaged in statutory audit and advisory roles for listed company clients in Hong Kong, the PRC and Taiwan.  Mr. Kan is a member of the Association of Certified Fraud Examiners (The United States of America); practicing member of the Hong Kong Institute of Certified Public Accountants (Hong Kong); and member of the Institute of Chartered Accountants in English and Wales (The United Kingdom).  Mr. Kan received his Bachelor of Business Administration in Accountancy from the City University of Hong Kong and his Professional Diploma in Fraud Examination from the Chinese University of Hong Kong.

Yang Zhang has served as Chief Financial Officer of the Company since January 2006. Prior to CNEH, Mr. Zhang served as Controller of Harbin Gloria Inn from 2004 to 2005. Mr. Zhang received a Business degree in 2001, from London College of International Business Study and a degree in Accounting from London South Bank University. Mr. Zhang is a candidate member under the Association of Chartered Certified Accountants (ACCA).

EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid to the chief executive officer and two of our most highly compensated officers of the Company. None of the Company’s other executive officers currently serving as such had annual compensation exceeded $100,000 (U.S.) in the last fiscal year.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wang Hong Jun, President and Chairman of the Board	2009	17,544	-	-	516,972	-	-	-	534,516
	2008	5,922	-	-	236,946	-	-	-	242,868
	2007	5,922	-	-	-	-	-	-	5,922
Zhang Yang, Chief Financial Officer	2009	8,272	-	168,750	-	-	-	-	177,022
	2008	6,580	-	281,250	-	-	-	-	287,830
	2007	5,922	-	-	-	-	-	-	5,922
(1) All compensation is paid in RMB. The amounts in the foregoing table have been converted to U.S. dollars at the conversion rate of one U.S. dollar to RMB 6.84088 for year 2009, one U.S. dollar to RMB 6.96225 for year 2008, one U.S. dollar to RMB 7.2946 for year 2007.

During the last fiscal year, none of our other officers had a salary and bonus greater than $100,000.

Employment Agreements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his resignation, retirement or other termination of employment with the Company, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year End

There has been no outstanding equity awards at fiscal year ended December 31, 2009.

Compliance with Section 16(A) Beneficial Ownership

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our Company with copies of all Section 16(a) reports they file. We believe that, during fiscal 2009, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors and executive officers.

Certain Relationship and Related Transactions

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest. There are no transactions presently proposed, except as follows:

1.
As of December 31, 2009 and 2008, the company owed a related party $89,269 and $738 respectively which is repayable in December 2010. Imputed interest expense is computed at 5% per annum on the amount due for the years ended December 31, 2009 and 2008 respectively.

2.
As of December 31, 2009 and 2008, the company owed a related party $14,626 and $14,590 respectively which is repayable in December 2010. Imputed interest expense is computed at 5% per annum on the amount due for the years ended December 31, 2009 and 2008 respectively.

3.	Total imputed interest expenses recorded as additional paid in capital amounted to $120,310 and $50,587 for the years ended December 31, 2009 and 2008 respectively.

4.	The company paid a stockholder $14,033 and $13,789 for leased office spaces for the years ended December 31, 2009 and 2008 respectively.

Stockholder Communications

The Company's Board of Director is considering the process by which security holders may communicate with the Board of Directors. If such a policy is by the Board of Directors, the policy and procedure will be posted in the Investor Relations section of our website.

OTHER MATTERS

Management does not know of any matter to be brought before the Meeting, other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board will vote all proxies which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Corporate Secretary, Jiang Chao at (212) 307-3568 or write to China North East Petroleum Holdings Limited, 445 Park Avenue, New York, New York 10022. They may also send an email to our Corporate Secretary, Jiang Chao at chao.jiang@cnepetroleum.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.  A copy of the annual report and proxy statement is also available on the internet at http://www.shareholdermaterial.com/nep.

BY ORDER OF THE BOARD OF DIRECTORS

Jingfu Li
Acting Chief Executive Officer
China North East Petroleum Holdings Limited

November 17, 2010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Annual Meeting of Stockholders
Wednesday, December 15, 2010
10:00 a.m., China Time
Foster Mansion
85 Pu Jiang Road, Suite 1413
Nang Gang, Harbin
People’s Republic of China 150010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED	Proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on Wednesday, December 15, 2010.

The shares of common stock you hold in your account as of record on November 5, 2010, will be voted as you specify on the reverse side.

If no choice is specified, the Proxy will be voted “FOR.”

By signing the Proxy, you revoke all prior Proxies and appoint: Jingfu Li, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

 There are two ways to vote your Proxy.

VOTE BY FAX

•	Complete, sign and date the enclosed proxy card and fax front and back to Interwest Transfer Co., Inc. at (801) 277-3147

VOTE BY MAIL

•	Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to Interwest Transfer Co., Inc. P.O. Box 17136, Salt Lake City, UT 84117

PLEASE DETACH PROXY CARD HERE
(Mark only one box below)

1. Election of Directors
01: Edward Rule	__ FOR the nominees (except as marked below)
02: Hongjun Wang
03: Jingfu Li	__ WITHHOLD AUTHORITY to vote for the
04: Ruishi Hu	Nominees
05: Yau-Sing Tang

(Instruction: To withhold authority to vote
for any individual nominee, print the
name(s) or number(s) of the nominee(s) on
the line provided to the right. If this Proxy
is executed in such a manner as not to
withhold authority to vote for the
election of any nominee, this Proxy shall
be deemed to grant such authority.)

2.	Upon such other matters as may come before said meeting or any adjournments thereof, in the discretion of the Proxy holders.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this Proxy will be voted “FOR” each proposal.

Date:

Signature

Please sign exactly as name(s) appear on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Address Change? Mark box and indicate changes above. ___